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                                                                   EXHIBIT 99(a)

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                      PERMIAN BASIN DEED AND BILL OF SALE

                                    between

                           MESQUITE POWER CORPORATION

                                     Seller

                                      and

                         THE CONNECTICUT NATIONAL BANK,

                               as Owner Trustee,

                                     Buyer

                          ----------------------------

                          Dated as of December 6, 1989

                          ----------------------------


THIS DEED AND BILL OF SALE has been executed in 20 original counterparts, of which this is original counterpart no. 5 ; only original counterpart no. 1 constitutes chattel paper within the meaning of the Uniform Commercial Code; accordingly, any assignee of any rights of the purchaser under this Deed and Bill of Sale cannot perfect a security interest in such rights without taking possession of original counterpart no. 1.


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     THIS DEED AND BILL OF SALE, dated this 6th day of December 1989, is between
MESQUITE POWER CORPORATION, a corporation organized and operating under the laws of the State of Texas ("Seller"), and THE CONNECTICUT NATIONAL BANK, a national
                        ------
banking association, not in its individual capacity but solely as owner trustee ("Buyer") under the Trust Agreement, dated as of December 1, 1988, with PHILIP
  -----
MORRIS CREDIT CORPORATION, a Delaware corporation ("Owner Participant").

RECITALS:
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     Seller desires to sell, and Buyer desires to purchase, the Permian Basin
Facility for and in consideration of the amounts paid by Buyer to Seller pursuant to that certain Amended and Restated Participation Agreement, dated as of November 28, 1989 (the "Participation Agreement"), among Seller, Buyer, Owner
                           -----------------------
Participant and others. All capitalized terms herein not otherwise defined have the meanings ascribed to them in Appendix A hereto.

AGREEMENT:
---------

     NOW, THEREFORE, in consideration of the premises, of ten dollars paid by Buyer to Seller, and of other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. SALE OF PERMIAN BASIN FACILITY

     Seller does hereby GRANT, BARGAIN, SELL, ASSIGN, DELIVER, CONVEY, TRANSFER, SET OVER, WARRANT AND CONFIRM unto Buyer, its successors and assigns, the Permian Basin Facility which includes, without limitation, the assets described on Exhibit A hereto, which assets, except as indicated on Exhibit A, are wholly located on the Permian Basin Site (which is described on Exhibit B hereto);

     TO HAVE AND TO HOLD the same, together with, all and singular, the rights and appurtenances thereto in anywise belonging unto Buyer, its successors and assigns forever; and Seller does hereby bind itself to warrant and forever defend, all and singular, the same unto Buyer, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same, or any part thereof.

SECTION 2. ASSIGNMENT OF WARRANTIES

     Seller hereby assigns, without recourse, to Buyer Seller's rights in any and all warranties of and other claims against dealers, manufacturers, vendors, contractors and subcontractors relating to the Permian Basin Facility and all
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indemnities with respect to patent infringements and other related general intangibles.

SECTION 3. LIABILITY OF BUYER

     Any payments to be made by Buyer hereunder shall be made only from the Trust Estate. Seller shall look solely to the Trust Estate for the payment of any amounts payable by Buyer hereunder and agrees and confirms that neither The Connecticut National Bank nor Owner Participant is or shall be in any way personally liable for any such amounts on account of any representation, warranty, covenant or agreement hereunder. Except as expressly set forth in the Participation Agreement, Owner Participant shall have no liability, obligation, responsibility or duty to Seller whatsoever for or with respect to any of the transactions contemplated by this Deed and Bill of Sale. If a successor trustee is appointed in accordance with the terms of the Trust Agreement, such successor or other trustee shall succeed to all the rights, duties and obligations of Owner Trustee hereunder, without necessity of any further act.

SECTION 4. SEVERANCE OF TITLE TO THE PERMIAN BASIN FACILITY FROM TITLE TO THE PERMIAN BASIN SITE

     Seller and Buyer agree for purposes of this Deed and Bill of Sale that the Permian Basin Facility and every part thereof shall be considered as personal and not real property. Seller and Buyer agree that the Permian Basin Facility and every part thereof are severed from any real property and, even if physically attached to any real property, it is the express intention of Seller and Buyer that the Permian Basin Facility and every part thereof (i) shall retain the character of personal property, (ii) shall be removable, (iii) shall be treated as personal property with respect to the rights of all Persons whomsoever, (iv) shall not become part of any real property, and (v) by virtue of their nature as personal property, shall not be affected in any way by any instrument dealing with any real property. In no event shall the ownership of the Permian Basin Facility be merged with the ownership of the Permian Basin Site or the leasehold estate created in the Permian Basin Site without the express written agreement of TU Electric and Buyer.

SECTION 5. SELLER'S REPRESENTATIONS AND WARRANTIES.

     Seller has good and indefeasible title to the Permian Basin Facility.
Seller has all property and ownership rights and contractual rights necessary to perform its obligations under the Permian Basin Bill of Sale. On the Permian Basin Funding Date (i) good and marketable title to the Permian Basin Facility will be
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duly, validly and effectively conveyed and transferred to Owner Trustee free and clear of all Liens (other than Permitted Interest Liens described in clauses
(a), (b) or (d) of the definition thereof and Liens for Taxes not delinquent and Permitted Project Liens), and (ii) the Exhibit hereto describing such Facility correctly describes, with sufficient accuracy to permit a competent engineer to locate the same and in sufficient detail for purposes of conveyancing, recording, filing and perfecting security interests in and liens upon, those items of equipment and structures identified therein as belonging to such Facility and there are no additional items of equipment or structures which belong to such Facility which are not described in such Exhibit. Seller makes other warranties, express or implied, other than those contained in this Section 5.

SECTION 6. DELIVERY OF POSSESSION

     By delivery of this Deed and Bill of Sale, the Seller delivers possession, dominion and control over the Permian Basin Facility to Buyer.

SECTION 7. GOVERNING LAW

     THE INTERPRETATION OF THIS DEED AND BILL OF SALE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

SECTION 8. OBLIGATIONS OF SELLER.

     Seller's obligations, representations and warranties hereunder are corporate obligations only, and no director, officer, employee or agent of Seller shall be in any way personally liable for the breach of such obligations and Buyer shall not make any claim or be entitled to make any claim against any director, officer, employee or agent of Seller in respect of any such breach of any such obligation (such claims against such persons being hereby waived).
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     IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Deed and Bill of Sale as of the day and date first written above.

                                               MESQUITE POWER CORPORATION





                                               By /s/ E. T. Molnar
                                                  ____________________________
                                                  Name: E. T. Molnar

                                               THE CONNECTICUT NATIONAL BANK,
                                                 not in its individual capacity
                                                 but solely as owner trustee
                                                 under the Trust Agreement dated
                                                 as of December 1, 1988



                                               By /s/ Gilman N. Gauvin
                                                  ____________________________
                                                 Name: Gilman N. Gauvin
                                                       Vice President
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                                ACKNOWLEDGEMENT
State of Texas

County of Harris

     This instrument was acknowledged before me on November 28, 1989, by E. T. Molnar , as President of Mesquite Power Corporation, a Texas corporation, on behalf of said corporation.


                                               ------------------------------
                                               Notary's name printed:


                                               /s/ Noelle R. Michaelson
                                               ______________________________
                                               Notary Public, State of Texas

My commission expires:


-------------------------

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                                ACKNOWLEDGEMENT


State of Connecticut

County of Hartford

     This instrument was acknowledged before me on November 22, 1989, by Gilman
N. Gauvin, as Vice President of The Connecticut National Bank, a national banking association, on behalf of said association.


                                             /s/ Debra A. Johnson
                                             _____________________________
                                             Debra A. Johnson
                                             Notary Public, State of Connecticut

My commission expires:


     March 31, 1990